UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing,

On August 26, 2026, Mercer International Inc. (the “Company”) announced by press release that the Government of Canada, through Prairies Economic Development Canada, committed CDN$20 million (approximately US$14 million) in financial support to its subsidiary, Mercer Peace River Pulp Ltd. (“MPR”), under the Regional Tariff Response Initiative. The support consists of a CDN$1 million non-repayable contribution and a CDN$19 million repayable contribution, with repayment scheduled to commence in 2031, subject to the terms of the contribution agreement.

A copy of such press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: August 26, 2026	By:	/s/ Richard Short
Richard Short
Chief Financial Officer